As filed with the Securities and Exchange Commission on April 7, 2015

Registration No. 333- [                         ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ExamWorks Group, Inc.

Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Delaware	27-2909425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305 (404) 952-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Miguel Fernandez de Castro Chief Financial Officer 3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305 (404) 952-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reinaldo Pascual Paul Hastings LLP 1170 Peachtree Street, N.E., Suite 100 Atlanta, GA 30309 (404) 815-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Non-Convertible Debt Securities
Guarantees of Non-Convertible Debt Securities (2)

(1)

An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange or settlement of other securities or that are issued in units.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantees of the debt securities.

SCHEDULE A

Name	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
ExamWorks, Inc.	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
IME Software Solutions, LLC	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	35-2162737
Marquis Medical Administrators, Inc.	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	01-0654414
ExamWorks Review Services, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
Southwest Medical Examination Services, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	75-2437666
Pacific Billing Services, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	87-0792602
Diagnostic Imaging Institute, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	75-2576931
ExamWorks Evaluations of New York, LLC	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
Network Medical Review Company, Ltd.	Illinois	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	76-0711128
MES Group, Inc.	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-2286375
Medical Evaluation Specialists, Inc.	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-2193020
Lone Star Consulting Services, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	76-0609620
DDA Management Services, LLC	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-2733528
MES Management Services, Inc.	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	01-0565230
CalMed Evaluation Services, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	30-0792186
MLS Group of Companies, Inc.	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-3341904
Medicolegal Services, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	45-3416919
IME Resources, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	61-1665175
CredentialMed, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-3857370
Nexworks, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	37-1659699
Verity Administrators, Inc.	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	90-0911371
ExamWorks Clinical Solutions Holdings, Inc.	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1385445
ExamWorks Clinical Solutions, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-3933203
Gould & Lamb Trust Company, LLC	Florida	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	46-2874658
National Institute for Medicare and Medicaid Education, LLC	Florida	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	46-1404257
Reliable RS, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
LM Exams, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	35-2528813

Prospectus

ExamWorks Group, Inc.

Non-Convertible Debt Securities
Guarantees of Non-Convertible Debt Securities

We may from time to time offer to sell non-convertible senior debt securities.

The debt securities may consist of debentures, notes, bonds or other types of indebtedness, which may be guaranteed by certain of our subsidiaries.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of any securities to be offered, including the amount, prices and other terms of the securities in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 3280 Peachtree Road, N.E., Suite 2625, Atlanta, GA 30305. Our telephone number is (404) 952-2400.

Investing in these securities involves risks. See the section entitled “Risk Factors” on page 11 and our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, and the risk factors included in our other periodic reports and in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

INCORPORATION BY REFERENCE	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3

RATIO OF EARNINGS TO FIXED CHARGES	5

RISK FACTORS	6

USE OF PROCEEDS	7

DESCRIPTION OF DEBT SECURITIES	8

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES	11

PLAN OF DISTRIBUTION	12

LEGAL MATTERS	12

EXPERTS	12

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any amount of the securities described in this prospectus. As allowed by the U.S. Securities and Exchange Commission (the “SEC”) rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information.

When used in this prospectus, the terms “ExamWorks,” “the Company,” “we,” “our” and “us” refer to ExamWorks Group, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.examworks.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K).

●	Our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”);

●	portions of our Definitive Proxy Statement on Schedule 14A filed on March 25, 2015 that are incorporated by reference into the Annual Report; and

●	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on October 25, 2010.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements on Schedule 14A and amendments to those reports, are available free of charge on our website (www.examworks.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

ExamWorks Group, Inc.
Attention: Investor Relations
3280 Peachtree Road, N.E., Suite 2625
Atlanta, GA 30305
(404) 952-2400

Except for the documents incorporated by reference as noted above, we are not incorporating into this prospectus any of the information included on our website.

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CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey current expectations or forecasts of future events. Statements made in this registration statement that express ExamWorks’ intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements contained in this registration statement other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. Forward-looking statements often include words such as “may,” “will,” “would,” “could,” “can,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or “project,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. You should be aware that many uncertainties and factors (including the factors described in the section entitled “Risk Factors” in any relevant prospectus supplement) could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to:

●	our ability to compete successfully;

●	our ability to implement our growth strategy, including our acquisition program;

●	our ability to integrate completed acquisitions;

●	our expansion into international markets and our ability to operate in such markets;

●	our increasing reliance on national account clients;

●	our ability to secure additional financing;

●	regulation of our industry, including changes in regulations affecting our client’s needs for our services or enactment of regulations impacting our business;

●	our information technology and data management systems and the risk of security and data breaches;

●	our ability to effectively and efficiently continue to develop and update our information technology platform;

●	our ability to protect our intellectual property rights and other information, including non-public medical related personal information and other client data;

●	our ability to monitor and retain qualified physicians and other medical providers;

●	our ability to retain or expand our client relationships, or obtain new ones;

●	our ability to provide our services in an accurate, timely and efficient manner;

●	our ability to comply with existing and future regulation;

●	our ability to retain key management personnel;

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●	restrictions in our credit facilities, indentures, and future indebtedness; and

●

the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and the other documents incorporated by reference herein or that we file with the SEC in the future.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the caption “Risk Factors” in any relevant prospectus supplement. You should read these factors and the other cautionary statements made in this registration statement as being applicable to all related forward-looking statements wherever they appear in this registration statement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should keep in mind that any forward-looking statement made in this report speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

This registration statement also contains statistical data and estimates, including those relating to market size and growth rates of the markets in which we participate, that we obtained from industry publications and generated with internal analysis and estimates. These publications include forward-looking statements made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some data and information are also based on our good faith estimates, which are derived from our review of internal surveys as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot assure you of its accuracy or completeness.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the extent to which earnings were not sufficient to cover fixed charges (if applicable) for each of the periods indicated:

	Year ended December 31,
	2014	2013	2012	2011	2010
	(dollars in thousands)
Ratio of earnings to fixed charges	1.4x	0.5x	0.3x	0.4x	0.1x
Deficiency	—	$15,572	$22,926	$12,415	$8,522

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest costs, amortization of deferred financing costs and an estimate of the interest cost in rental expense.

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RISK FACTORS

Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by (i) risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; (ii) any prospectus supplement accompanying this prospectus; or (iii) a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

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DESCRIPTION OF DEBT SECURITIES

We may offer non-convertible senior debt securities. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us, the guarantors party thereto and the trustee to be disclosed in the relevant prospectus supplement. Any such indenture will be filed as an exhibit to a current report on Form 8-K and incorporated into the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

●	title and aggregate principal amount;

●	percentage or percentages of principal amount at which such securities will be issued;

●	issuance date;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●

whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

●	redemption or early repayment provisions;

●	authorized denominations;

●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;

●	identity of the depositary(ies) for global securities;

●

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

●	securities exchange(s) on which the securities will be listed, if any;

●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance of securities of the series;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	provisions, if any, granting special rights upon the occurrence of specified events;

●	any restriction of transferability of the series; and

●	additional terms to be disclosed in the applicable prospectus supplement.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Global Securities

The debt securities or a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

We expect that any indenture and the related debt securities will be construed in accordance with and governed by the laws of the State of New York.

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DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed by each or certain of the guarantors named in such prospectus supplement. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters for resale to purchasers;

●	directly to purchasers; or

●	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in a prospectus supplement.

LEGAL MATTERS

Paul Hastings LLP, Atlanta, Georgia, will serve as counsel to ExamWorks Group, Inc. Certain legal matters under Florida law will be passed on for us by Harper Meyer Perez Hagen O'Connor Albert & Dribin LLP, Miami, Florida, and certain legal matters under Michigan law will be passed on for us by Butzel Long, Detroit, Michigan.

EXPERTS

The consolidated financial statements and schedule of ExamWorks Group, Inc. and subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states the Cheselden, G&L Intermediate Holdings, Assess Medical Group Pty Ltd, Ability Services Network and Expert Medical Opinions acquisitions completed in 2014 were excluded from management’s assessment. The total assets and revenues of these entities represented approximately 19.6% and 6.7%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2014.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the expenses of ExamWorks Group, Inc. in connection with the offering described in this registration statement (all of which will be borne by ExamWorks Group, Inc.). All amounts shown are estimated and are based on fees related to the preparation and filing of this registration statement exclusive of any securities offerings hereunder.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees and expenses		**
Miscellaneous expenses		**
Total		**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificates and articles of incorporation or organization, certificates of formation, bylaws and operating agreements, each as amended, and any other contractual agreements referred to below in reference to ExamWorks Group, Inc. and the additional registrants.

ExamWorks Group, Inc.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase and maintain insurance with respect to liability incurred by or arising out of their capacity or status as directors and officers, whether or not the corporation could indemnify such person against liability under section 145 (subject to certain limitations). The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of stockholders, or otherwise.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation (or an amendment thereto) to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of the director’s fiduciary duty of care, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL, which provides for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL. Article XI of our bylaws indemnifies the directors and officers to the fullest extent permitted by the DGCL. Such indemnification extends to each person, heir, executor or administrator of such person, who was or is a party, threatened to be made a party to, or involved in any threatened, pending, or completed action, suit or proceeding, including civil, criminal, administrative or investigative, by reason that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification is a contract right that includes the right to be paid by the company expenses, including attorneys’ fees, incurred in connection with any such suit or proceeding in advance of its final disposition to the fullest extent permitted by law. Such indemnification also extends to employees and agents of the company by action of our board of directors and to the extent and effect as determined by the board of directors and authorized by the DGCL.

We maintain liability insurance for our officers and directors. Further, we have entered into indemnity agreements with each of our current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our amended and restated certificate of incorporation or our bylaws, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Additional Registrants

Delaware Registrants:

(a)           ExamWorks, Inc., ExamWorks Clinical Solutions Holdings, Inc. and Verity Administrators, Inc. are incorporated under the laws of Delaware.

Section 145 of the DGCL provides that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at their request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at their request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and/or purchase indemnity insurance on behalf of its directors and officers. Section 145 also provides that indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, against reasonable expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. The DGCL additionally provides that these rights to indemnification and reimbursement or advancement of expenses shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person. Further, the indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

The amended and restated certificate of incorporation of ExamWorks, Inc., the second amended and restated certificate of incorporation of ExamWorks Clinical Solutions Holdings, Inc. and the certificate of incorporation of Verity Administrators, Inc. provide that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the DGCL. The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the DGCL.

The amended bylaws of ExamWorks, Inc., and the bylaws of Verity Administrators, Inc. and the second amended and restated bylaws of ExamWorks Clinical Solutions Holdings, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law. The right to indemnification also includes the right to advancement of expenses, including attorneys’ fees, incurred in connection with such a proceeding, to the fullest extent authorized by the DGCL. The right to indemnification is a contract right and is not exclusive of any other right. Like the charters, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law. The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Delaware law. The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

(b)           ExamWorks Review Services, LLC, ExamWorks Clinical Solutions, LLC, Medicolegal Services, LLC, IME Resources, LLC, CredentialMed, LLC, CalMed Evaluation Services, LLC, Reliable RS, LLC, LM Exams, LLC and Nexworks, LLC are limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) permits a limited liability company to indemnify any member or manager of the company or another person from and against any and all claims and demands whatsoever.

Section 18-1101(e) of the DLLCA permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties (including fiduciary duties) to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, except that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The restated certificate of formation of ExamWorks Review Services, LLC, the amended and restated certificates of formation of Nexworks, LLC and Reliable RS, LLC and the certificates of formation of ExamWorks Clinical Solutions, LLC, Medicolegal Services, LLC, IME Resources, LLC, CredentialMed, LLC, CalMed Evaluation Services, LLC and LM Exams, LLC provide that the company shall to the fullest extent permitted by Section 18-108 of the DLLCA indemnify any persons it has the power to indemnify under Section 18-108 from and against any and all matters. This right to indemnification is not exclusive of any other rights.

The amended and restated limited liability company agreements of ExamWorks Review Services, LLC, Medicolegal Services, LLC, IME Resources, LLC, CredentialMed, LLC, Reliable RS, LLC, Nexworks, LLC, ExamWorks Clinical Solutions, LLC and LM Exams, LLC and the limited liability company agreement of CalMed Evaluation Services, LLC state that except as expressly provided by the DLLCA, no member or officer shall be personally obligated for the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member or officer of the company. The agreements also provide that the members and officers shall be entitled to indemnification from the company to the fullest extent permitted by law for, and no member or officer of the company shall be liable to the company or any other person who has an interest in or claim against the company for, any loss, damage or claim incurred because of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such member’s or officer’s authority under the agreement, except that the member or officer shall be liable for, and shall not be indemnified for, gross negligence or willful misconduct. The foregoing indemnity is limited to the extent of company assets. The exculpation and indemnification requirements survive termination of the agreement.

Florida Registrants: Gould & Lamb Trust Company, LLC and National Institute for Medicare and Medicaid Education LLC are limited liability companies organized under the laws of Florida.

Section 605.0408(b) of the Florida Revised Limited Liability Company Act (the “Florida Revised LLC Act”) provides that a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of Section 605.0405 (Limitations on Distributions), 605.0407 (Management of Limited Liability Company), 605.04071 (Delegation of Rights and Powers to Manage), 605.04072 (Selection and Terms of Managers in a Manager-Managed Limited Liability Company), 605.04073 (Voting Rights of Members and Managers), 605.04074 (Agency Rights of Members and Managers) or 605.04091 (Standards of Conduct for Members and Managers). In addition, in the ordinary course of its activities and affairs, a limited liability company may advance reasonable expenses, including attorneys’ fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified for any of the reasons stated above. In addition, a limited liability company may purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if (i) under Section 605.0105(3)(g) of the Florida Revised LLC Act, the operating agreement could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability and (ii) under Section 605.0105(3)(p) of the Florida Revised LLC Act, the operating agreement could not provide for indemnification for the conduct giving rise to the liability.

The second amended and restated articles of organization of Gould & Lamb Trust Company, LLC and National Institute for Medicare and Medicaid Education, LLC do not expressly address the liability or indemnification of officers and directors. The amended and restated operating agreements of Gould & Lamb Trust Company, LLC and National Institute for Medicare and Medicaid Education, LLC provide that except as expressly provided by the Florida Revised Limited Liability Company Act, no member or officer shall be personally obligated for the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member or officer of the company. The agreements also provide that the members and officers shall be entitled to indemnification from the company to the fullest extent permitted by law for, and no member or officer of the company shall be liable to the company or any other person who has an interest in or claim against the company for, any loss, damage or claim incurred because of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such member or officer’s authority under the agreement, except that the member or officer shall be liable for, and shall not be indemnified for, gross negligence or willful misconduct. The foregoing indemnity is limited to the extent of company assets. The exculpation and indemnification requirements survive termination of the agreements.

Illinois Registrants: Network Medical Review Company, Ltd. is incorporated under the laws of Illinois.

Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the “Illinois BCA”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.75 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the Corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 8.75 of the Illinois BCA further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois BCA.

The amended and restated articles of incorporation of Network Medical Review Company, Ltd. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the Illinois BCA. The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the Illinois BCA.

The amended and restated bylaws of Network Medical Review Company, Ltd. provides that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law. The right to indemnification also includes the right to advancement of expenses, including attorneys’ fees, incurred in connection with such a proceeding, to the fullest extent authorized by law. The right to indemnification is a contract right and is not exclusive of any other right. Like the charters, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law. The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Illinois law. The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

Michigan Registrants:

(a)           MLS Group of Companies, Inc., MES Group, Inc. and Medical Evaluation Specialists, Inc. are incorporated under the laws of Michigan.

Sections 561 through 571 of the Michigan Business Corporation Act (“MBCA”) contain provisions governing the indemnification of directors and officers by Michigan corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party to is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all “independent directors” not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. Under the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, which undertaking need not be secured.

The indemnification provisions of the MBCA are not exclusive of other rights to indemnification under a corporation’s articles of incorporation, bylaws, or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided under the MBCA continues as to a person who ceases to be a director, officer, employee, or agent and inures to the benefit of the heirs, personal representatives and administrators of the person if the person is an individual. Additionally, the MBCA permits a corporation to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the corporation, whether or not such liabilities would be within the above indemnification provisions.

The restated articles of incorporation of MLS Group of Companies, Inc., MES Group, Inc. and Medical Evaluation Specialists, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the MBCA. The articles of incorporation also state that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the MBCA.

The amended and restated bylaws of MLS Group of Companies, Inc., MES Group, Inc., and Medical Evaluation Specialists, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law. The right to indemnification also includes the right to advancement of expenses, including attorneys’ fees, incurred in connection with such a proceeding, to the fullest extent authorized by law. The right to indemnification is a contract right and is not exclusive of any other right. Like the charters, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law. The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Michigan law. The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

(b)           Registrant IME Software Solutions, LLC is a limited liability company organized under the laws of Michigan.

Section 501 of the Michigan Limited Liability Company Act states that unless otherwise provided by law or in an operating agreement, managers and members of a limited liability company are not liable for the acts, debts or obligations of the company. Pursuant to Section 404 of the Michigan Limited Liability Company Act, managers must discharge their duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the manager reasonably believes to be in the best interests of the company. Section 404 exculpates managers from liability for acts or omissions as manager if the manager performs the duties of his or her office in compliance with Section 404. Section 407 of the Michigan Limited Liability Company Act allows the company, through its articles of organization or operating agreement, to limit a manager’s monetary liability to the company or its members for breach of any duty under Section 404, except for (a) receipt of a financial benefit to which the manager is not entitled, (b) voting or assenting to a distribution in violation of the operating agreement or the Michigan Limited Liability Company Act, (c) a knowing violation of law, or (d) an act or omission occurring before the date of effectiveness of the limitation on liability.

Section 216 of the Michigan Limited Liability Company Act authorizes the company to indemnify, hold harmless, and defend a member, manager or other person from and against any and all losses, expenses, claims and demands sustained by that person, subject to any provisions to the contrary in the operating agreement and subject to the foregoing exceptions under Section 407. Section 216 also authorizes the company to purchase and maintain insurance on behalf of a member or manager against any liability or expense asserted against or incurred by that person, whether or not the company may indemnify that person.

The articles of organization of IME Software Solutions, LLC do not expressly address the liability or indemnification of officers or directors. The amended and restated operating agreement of IME Software Solutions, Inc. provides that the member shall not be liable for monetary damages to the company for any breach of the member’s duties except for receipt of a financial benefit to which the member is not entitled, voting for or assenting to a distribution to the member in violation of the operating agreement or the Michigan Limited Liability Company Act, or a willful violation of the law. The operating agreement also provides that unless otherwise provided by law or expressly assumed, no member shall be liable for the acts, debts or liabilities of the company, and the company shall indemnify the member from and against any claims, losses, liabilities, damages or expenses, including attorneys’ fees, incurred by the member as a result of or in connection with any pending or threatened formal or informal civil, criminal, administrative or investigative legal proceeding that the member is made or threatened to be made a party to because of its status as member, subject to the following limitations: (a) indemnification shall not apply to any proceeding brought by or in the right of the company; (b) the right to indemnification depends on the member having acted in good faith, with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, in a manner the member reasonably believed to be in the best interests of the company and, with respect to a criminal proceeding, the member had no reasonable cause to believe that the conduct was unlawful; and (c) indemnification shall not extend to any proceeding based upon the member’s receipt of any financial benefit the member was not legally entitled to, any proceeding based upon the affirmative vote of the member to any distribution to the member in violation of the operating agreement or the Michigan Limited Liability Company Act or any proceeding involving a willful violation by the member of any provision of law. The right to indemnification extends to actual and reasonable expenses, including attorneys’ fees, incurred by the member in connection with any proceeding brought to enforce the company’s obligations with respect to indemnification. Unless ordered by a court of competent jurisdiction, the foregoing indemnification shall be made only upon a determination that indemnification is proper in the specific case because the member met the applicable standards of conduct and that the expenses and amounts paid in settlement are reasonable.

New York Registrants:

(a)           MES Management Services, Inc. and Marquis Medical Administrators, Inc. are incorporated under the laws of New York.

Sections 721 and 722 of the New York Business Corporation Law provide that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith and for a purpose which he reasonably believed to be in the best interests of the corporation (or if serving for another entity, not opposed to the interests of the corporation) and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The corporation may also indemnify such a person in a proceeding by or in the right of the corporation against amounts paid in settlement or reasonable expenses if such person meets the foregoing standard, except that no indemnification shall be made for a settled proceeding or one in which the person was adjudged liable to the corporation unless, and only to the extent, the court determines such person is fairly and reasonably entitled to indemnification based on the circumstances. The indemnification provisions of the New York Business Corporation Law are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation’s certificate of incorporation, bylaws, a resolution of its shareholders or board of directors, or in an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The restated certificate of incorporation of MES Management Services, Inc. provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the New York Business Corporation Law. The certificate of incorporation also states that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the New York Business Corporation Law.

The amended and restated bylaws of MES Management Services, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law. The right to indemnification also includes the right to advancement of expenses, including attorneys’ fees, incurred in connection with such a proceeding, to the fullest extent authorized by law. The right to indemnification is a contract right and is not exclusive of any other right. Like the charter, the bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law. The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under New York law. The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

The certificate of incorporation of Marquis Medical Administrators, Inc. eliminates the personal liability of directors or shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained a financial profit or other advantage to which he was not legally entitled, or that his acts violated Section 719 of the New York Business Corporation Law. The certificate of incorporation further provides that, except as required by law, the directors and officers of the corporation, or a company to which the corporation is a successor in interest by merger, consolidation or acquisition, shall be indemnified for any claim, payment or expense incurred while performing in good faith any act or duty reasonably believed to be in the best interests of the corporation. The bylaws of Medical Administrators, Inc. do not expressly address the liability or indemnification of officers and directors.

(b)           ExamWorks Evaluations of New York, LLC and DDA Management Services, LLC are limited liability companies organized under the laws of New York.

Section 609 of the New York Limited Liability Company Act states that members and managers of a limited liability company are not liable for any debts, obligations or liabilities of the company or each other, whether arising in tort, contract or otherwise, solely by reason of being a member, manager or agent, acting (or omitting to act) in such capacities or participating in the conduct of the business of the company. Notwithstanding the foregoing, the company may impose liability on all or specified members by including a statement to that effect in the articles of organization if the members specifically consent to such liability. Section 417 of the New York Limited Liability Company Act authorizes the company, through its operating agreement, to eliminate or limit the personal liability of managers to the company or its members for damages for any breach of duty in such capacity except for liability for acts or omissions prior to adoption of the limitation of liability and except if a judgment or other final adjudication establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or with respect to a distribution, his or her acts were not performed in accordance with Section 508 (limitations on distributions) or 409 (duties of managers).

Section 420 of the New York Limited Liability Company Act states that, subject to any standards and restrictions in the operating agreement, the company may indemnify and hold harmless and advance expenses to any member, manager or other person, or any testator or intestate of such person, from and against any and all claims and demands whatsoever, except that the person may not be indemnified if a judgment or other final adverse adjudication establishes (a) that the person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that the person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The articles of organization of ExamWorks Evaluations of New York, LLC and the amended articles of organization of DDA Management Services, LLC provide that the company shall indemnify and hold harmless each member of such company from and against all claims and demands to the maximum extent permitted under the New York Limited Liability Company Law.

The amended and restated operating agreements of ExamWorks Evaluations of New York, LLC and DDA Management Services, LLC state that except as expressly provided by the New York Limited Liability Company Act, no member or officer shall be personally obligated for the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member or officer of the company. The agreement also provides that the members and officers shall be entitled to indemnification from the company to the fullest extent permitted by law for, and no member or officer of the company shall be liable to the company or any other person who has an interest in or claim against the company for, any loss, damage or claim incurred because of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of such member or officer’s authority under the agreement, except that the member or officer shall be liable for, and shall not be indemnified for, gross negligence or willful misconduct. The foregoing indemnity is limited to the extent of company assets. The exculpation and indemnification requirements survive termination of the agreement.

Texas Registrants: Lone Start Consulting Services, Inc., Southwest Medical Examination Services, Inc., Pacific Billing Services, Inc. and Diagnostic Imaging Institute, Inc. are incorporated under the laws of Texas.

Sections 8.051 and 8.101 to 8.102 of the Texas Business Organizations Code provide that any governing person of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as a governing person; provided that: (1) he acted in good faith; and (2) he reasonably believed that, in the case of conduct in his official capacity, such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and (3) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify a governing person in respect of a proceeding in which he is found liable on the basis that personal benefit was improperly received by him, or in which he is found liable to the corporation, but the indemnification is limited to reasonable expenses actually incurred by him in connection with the proceeding and shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. If a governing person is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Section 7.001 of the Texas Business Organizations Code provides that the articles of incorporation of a corporation may provide that governing persons are not liable, or are liable only to the extent provided by the articles of incorporation, to the corporation or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person found liable. This section does not authorize the elimination or limitation of the liability of a governing person to the extent the person is found liable for (i) a breach of the person’s duty of loyalty, if any, to the corporation or its owners or members, (ii) an act or omission not in good faith that either constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties, or (iv) an act or omission for which the liability of a governing person is expressly provided by an applicable statute.

The amended and restated certificate of formation of Lone Star Consulting Services, Inc. provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by the Texas Business Organizations Code. The certificate of formation also states that the corporation shall indemnify its officers and directors against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions) to the fullest extent permitted under the Texas Business Organizations Code.

The amended articles of incorporation of Southwest Medical Examination Services, Inc. do not expressly address liability or indemnification of officers and directors.

The certificate of formation of Pacific Billing Services, Inc. states that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages resulting from an act or omission in his capacity as a director of the corporation, except as expressly provided by statute.

The articles of incorporation of Diagnostic Imaging Institute, Inc. provide that the current and former directors and officers of the corporation and all persons who may have served at the corporation’s request as a director or officer of another corporation in which the corporation owns shares of capital stock or of which the corporation is a creditor shall be indemnified against expenses actually and necessarily incurred by them in connection with the defense of any threatened, pending, or completed action, suit or proceeding in which they are made a party by reason of such status as a director or officer, except if such director or officer shall be adjudged in such proceeding to be liable for negligence or misconduct. This right to indemnification is non-exclusive and includes reimbursement of expenses incurred in settlement of such proceeding if settlement or a plea of nolo contendere (or similar plea) appears to be in the interest of the corporation in the opinion of the corporation’s counsel.

The amended and restated bylaws of Lone Star Consulting Services, Inc., the second restated bylaws of Southwest Medical Examination Services, Inc. and Diagnostic Imaging Institute, Inc. and the restated bylaws of Pacific Billing Services, Inc. provide that each person (or such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another entity shall be defended, indemnified and held harmless by the corporation to the fullest extent permitted by law. The right to indemnification also includes the right to advancement of expenses, including attorneys’ fees, incurred in connection with such a proceeding, to the fullest extent authorized by law. The right to indemnification is a contract right and is not exclusive of any other right. The bylaws provide that no director shall be liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except as required by law. The bylaws also provide that the corporation has the power to purchase and maintain insurance on behalf of officers or directors against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person from such liability under Texas law. The bylaws cover directors and officers of any constituent corporation and state that any modification to the indemnification provisions of the bylaws, charter or, to the extent permitted, the law will not eliminate or reduce rights in respect of acts or omissions occurring prior to the amendment, repeal or modification.

Item 16. Exhibits

The exhibit index appears on the page immediately following the signature page of this registration statement.

Item 17. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)     that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

EXAMWORKS GROUP, INC.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director	April 7, 2015
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director	April 7, 2015
James K. Price	(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer	April 7, 2015
J. Miguel Fernandez de Castro	(Principal Financial and Accounting Officer)

/s/ Peter B. Bach, M.D., MAPP	Director	April 7, 2015
Peter B. Bach, M.D., MAPP

/s/ Peter M. Graham	Director	April 7, 2015
Peter M. Graham

/s/ J. Thomas Presby	Director	April 7, 2015
J. Thomas Presby

/s/ William A. Shutzer	Director	April 7, 2015
William A. Shutzer

/s/ David B. Zenoff	Director	April 7, 2015
David B. Zenoff

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director	April 7, 2015
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director	April 7, 2015
James K. Price	(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer	April 7, 2015
J. Miguel Fernandez de Castro	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS REVIEW SERVICES, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC
MEDICOLEGAL SERVICES, LLC
IME RESOURCES, LLC
CREDENTIALMED, LLC
NEXWORKS, LLC
RELIABLE RS, LLC

By:	EXAMWORKS, INC., its sole member

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of ExamWorks, Inc.	April 7, 2015
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director of ExamWorks, Inc.	April 7, 2015
James K. Price	(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer of ExamWorks, Inc.	April 7, 2015
J. Miguel Fernandez de Castro	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

MARQUIS MEDICAL ADMINISTRATORS, INC.
SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
PACIFIC BILLING SERVICES, INC.
DIAGNOSTIC IMAGING INSTITUTE, INC.
NETWORK MEDICAL REVIEW COMPANY, LTD.
MES GROUP, INC.
MEDICAL EVALUATION SPECIALISTS, INC.
LONE STAR CONSULTING SERVICES, INC.
MES MANAGEMENT SERVICES, INC.
MLS GROUP OF COMPANIES, INC.
VERITY ADMINISTRATORS, INC.
EXAMWORKS CLINICAL SOLUTIONS HOLDINGS, INC.

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director	April 7, 2015
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director	April 7, 2015
James K. Price	(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and Treasurer	April 7, 2015
J. Miguel Fernandez de Castro	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

DDA MANAGEMENT SERVICES, LLC

By:	LONE STAR CONSULTING SERVICES, INC., its sole member

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of Lone Star Consulting Services, Inc.	April 7, 2015
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director of Lone Star Consulting Services, Inc.	April 7, 2015
James K. Price	(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive Vice President and	April 7, 2015
J. Miguel Fernandez de Castro	Treasurer of Lone Star Consulting Services, Inc.
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

CALMED EVALUATION SERVICES, LLC

By:	MES GROUP, INC., its sole member

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of MES Group, Inc.	April 7, 2015
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer and Director of MES Group, Inc.	April 7, 2015
James K. Price	(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive	April 7, 2015
J. Miguel Fernandez de Castro	Vice President and Treasurer of MES Group, Inc.
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

EXAMWORKS CLINICAL SOLUTIONS, LLC

By:	EXAMWORKS CLINICAL SOLUTIONS HOLDINGS, INC., its sole member

By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasurer

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of	April 7, 2015
Richard E. Perlman	ExamWorks Clinical Solutions Holdings, Inc.

/s/ James K. Price	Chief Executive Officer and Director of	April 7, 2015
James K. Price	ExamWorks Clinical Solutions Holdings, Inc.
(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive	April 7, 2015
J. Miguel Fernandez de Castro	Vice President and Treasurer of ExamWorks
Clinical Solutions Holdings, Inc.
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

GOULD & LAMB TRUST COMPANY, LLC
NATIONAL INSTITUTE FOR MEDICARE AND MEDICAID EDUCATION, LLC

By:	EXAMWORKS CLINICAL SOLUTIONS, LLC, its sole member

	By:	EXAMWORKS CLINICAL SOLUTIONS HOLDINGS, INC., its sole member

	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasure

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of	April 7, 2015
Richard E. Perlman	ExamWorks Clinical Solutions Holdings, Inc.

/s/ James K. Price	Chief Executive Officer and Director of	April 7, 2015
James K. Price	ExamWorks Clinical Solutions Holdings, Inc.
(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive	April 7, 2015
J. Miguel Fernandez de Castro	Vice President and Treasurer of ExamWorks
Clinical Solutions Holdings, Inc.
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th of April, 2015.

LM EXAMS, LLC

By:	MEDICOLEGAL SERVICES, LLC, its sole member

	By:	EXAMWORKS, INC., its sole member

	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer, Senior Executive Vice President and Treasure

POWERS OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint J. Miguel Fernandez de Castro and James K. Price, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE(S)	DATE

/s/ Richard E. Perlman	Executive Chairman and Director of	April 7, 2015
Richard E. Perlman	ExamWorks, Inc.

/s/ James K. Price	Chief Executive Officer and Director of	April 7, 2015
James K. Price	ExamWorks, Inc.
(Principal Executive Officer)

/s/ J. Miguel Fernandez de Castro	Chief Financial Officer, Senior Executive	April 7, 2015
J. Miguel Fernandez de Castro	Vice President and Treasurer of ExamWorks, Inc.
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Title

1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report of ExamWorks Group, Inc. on Form 8-K and incorporated by reference herein.

2.1

Agreement and Plan of Merger, dated June 23, 2010, by and among ExamWorks Group, Inc., ExamWorks, Inc. and ExamWorks Merger Sub, Inc. (filed as Exhibit 2.1 to ExamWorks’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2010 and incorporated by reference herein).

2.2

Stock Purchase Agreement dated as of January 11, 2011, by and among ExamWorks Group, Inc., ExamWorks, Inc., MES Group, Inc., George C. Turek and the minority shareholders of MES Group, Inc. set forth therein (filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on January 13, 2011 and incorporated by reference herein).

2.3†

Agreement for the sale and purchase of the entire issued share capital of Premex Group Limited dated May 10, 2011, among ExamWorks Group, Inc., ExamWorks UK Ltd. and the shareholders of Premex Group Limited set forth therein (filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on May 13, 2011 and incorporated by reference herein).

2.4†

Tax Deed dated May 10, 2011, relating to the sale and purchase of the entire issued share capital of Premex Group between ExamWorks UK Ltd. And Covenantors set forth therein (filed as Exhibit 2.2 to Form 8-K filed with the Securities and Exchange Commission on May 13, 2011 and incorporated by reference herein).

2.5†

Sale and Purchase Deed relating to the sale and purchase of MedHealth Holdings Pty Limited dated August 31, 2012 among EW Pacific Pty Ltd, the shareholders of MedHealth Holdings Pty Limited set forth therein, and certain additional restrained parties set forth therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on August 31, 2012).

2.6†

Additional Sellers Deed relating to the sale and purchase of MedHealth Holdings Pty Limited dated August 31, 2012 among EW Pacific Pty Ltd and certain minority shareholders of MedHealth Holdings Pty Limited (incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed on August 31, 2012).

2.7†

Stock Purchase Agreement dated as of February 3, 2014, by and among Exam Works, Inc., G&L Intermediate Holdings, Inc., G&L Investment Holdings, Inc., ABRY Partners V, L.P. and ABRY Senior Equity II, L.P (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on February 4, 2014).

2.8†

Stock Purchase Agreement dated as of June 6, 2014, by and among ExamWorks, Inc. and the shareholders of Ability Services Network, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on June 9, 2014).

3.1.1	Amended and Restated Certificate of Incorporation of ExamWorks Group, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-K filed March 11, 2011).

3.1.2	Second Amended and Restated Bylaws of ExamWorks Group, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed October 30, 2013).

3.2.1	Amended and Restated Certificate of Incorporation of ExamWorks, Inc. (incorporated by reference to Exhibit 3.2.1 to the Company’s Form S-4 filed on April 3, 2012).

3.2.2	Bylaws, as amended, of ExamWorks, Inc. (incorporated by reference to Exhibit 3.2.1 to the Company’s Form S-4 filed on April 3, 2012).

3.3.1	Articles of Organization of IME Software Solutions, LLC (incorporated by reference to Exhibit 3.11.1 to the Company’s Form S-4 filed on April 3, 2012).

3.3.2	Amended and Restated Operating Agreement of IME Software Solutions, LLC (incorporated by reference to Exhibit 3.11.2 to the Company’s Form S-4 filed on April 3, 2012).

3.4.1	Certificate of Incorporation, as amended, of Marquis Medical Administrators, Inc. (incorporated by reference to Exhibit 3.8.1 to the Company’s Form S-4 filed on April 3, 2012).

3.4.2	By-Laws of Marquis Medical Administrators, Inc. (incorporated by reference to Exhibit 3.8.2 to the Company’s Form S-4 filed on April 3, 2012).

3.5.1	Restated Certificate of Formation of ExamWorks Review Services, LLC (incorporated by reference to Exhibit 3.12.1 to the Company’s Form S-4 filed on April 3, 2012).

3.5.2	Amended and Restated Limited Liability Company Agreement of ExamWorks Review Services, LLC (incorporated by reference to Exhibit 3.12.2 to the Company’s Form S-4 filed on April 3, 2012).

3.6.1	Articles of Incorporation, as amended, of Southwest Medical Examination Services, Inc. (incorporated by reference to Exhibit 3.5.1 to the Company’s Form S-4 filed on April 3, 2012).

3.6.2	Second Restated Bylaws of Southwest Medical Examination Services, Inc. (incorporated by reference to Exhibit 3.5.2 to the Company’s Form S-4 filed on April 3, 2012).

3.7.1	Certificate of Formation of Pacific Billing Services, Inc. (incorporated by reference to Exhibit 3.7.1 to the Company’s Form S-4 filed on April 3, 2012).

3.7.2	Restated Bylaws of Pacific Billing Services, Inc. (incorporated by reference to Exhibit 3.7.2 to the Company’s Form S-4 filed on April 3, 2012).

3.8.1	Articles of Incorporation of Diagnostic Imaging Institute, Inc. (incorporated by reference to Exhibit 3.6.1 to the Company’s Form S-4 filed on April 3, 2012).

3.8.2	Second Restated Bylaws of Diagnostic Imaging Institute, Inc. (incorporated by reference to Exhibit 3.6.2 to the Company’s Form S-4 filed on April 3, 2012).

3.9.1	Articles of Organization of ExamWorks Evaluations of New York, LLC (incorporated by reference to Exhibit 3.14.1 to the Company’s Form S-4 filed on April 3, 2012).

3.9.2	Amended and Restated Operating Agreement of ExamWorks Evaluations of New York, LLC (incorporated by reference to Exhibit 3.14.2 to the Company’s Form S-4 filed on April 3, 2012).

3.10.1	Amended and Restated Articles of Incorporation of Network Medical Review Company, Ltd. (incorporated by reference to Exhibit 3.15.1 to the Company’s Form S-4 filed on April 3, 2012).

3.10.2	Amended and Restated Bylaws of Network Medical Review Company, Ltd. (incorporated by reference to Exhibit 3.15.2 to the Company’s Form S-4 filed on April 3, 2012).

3.11.1	Restated Articles of Incorporation of MES Group, Inc. (incorporated by reference to Exhibit 3.20.1 to the Company’s Form S-4 filed on April 3, 2012).

3.11.2	Amended and Restated Bylaws of MES Group, Inc. (incorporated by reference to Exhibit 3.20.2 to the Company’s Form S-4 filed on April 3, 2012).

3.12.1	Restated Articles of Incorporation of Medical Evaluation Specialists, Inc. (incorporated by reference to Exhibit 3.21.1 to the Company’s Form S-4 filed on April 3, 2012).

3.12.2	Amended and Restated Bylaws of Medical Evaluation Specialists, Inc. (incorporated by reference to Exhibit 3.21.2 to the Company’s Form S-4 filed on April 3, 2012).

3.13.1	Amended and Restated Certificate of Formation of Lone Star Consulting Services, Inc. (incorporated by reference to Exhibit 3.26.1 to the Company’s Form S-4 filed on April 3, 2012).

3.13.2	Amended and Restated Bylaws of Lone Star Consulting Services, Inc. (incorporated by reference to Exhibit 3.26.2 to the Company’s Form S-4 filed on April 3, 2012).

3.14.1	Articles of Organization, as amended, of DDA Management Services, LLC (incorporated by reference to Exhibit 3.27.1 to the Company’s Form S-4 filed on April 3, 2012).

3.14.2	Amended and Restated Operating Agreement of DDA Management Services, LLC (incorporated by reference to Exhibit 3.27.2 to the Company’s Form S-4 filed on April 3, 2012).

3.15.1	Restated Certificate of Incorporation of MES Management Services, Inc. (incorporated by reference to Exhibit 3.25.1 to the Company’s Form S-4 filed on April 3, 2012).

3.15.2	Amended and Restated Bylaws of MES Management Services, Inc. (incorporated by reference to Exhibit 3.25.2 to the Company’s Form S-4 filed on April 3, 2012).

3.16.1*	Certificate of Formation of CalMed Evaluation Services, LLC.

3.16.2*	Limited Liability Company Agreement of CalMed Evaluation Services, LLC.

3.17.1	Restated Articles of Incorporation of MLS Group of Companies, Inc. (incorporated by reference to Exhibit 3.28.1 to the Company’s Form S-4 filed on April 3, 2012).

3.17.2	Amended and Restated Bylaws of MLS Group of Companies, Inc. (incorporated by reference to Exhibit 3.28.2 to the Company’s Form S-4 filed on April 3, 2012).

3.18.1	Certificate of Formation of Medicolegal Services, LLC (incorporated by reference to Exhibit 3.29.1 to the Company’s Form S-4 filed on April 3, 2012).

3.18.2	Amended and Restated Limited Liability Company Agreement of Medicolegal Services, LLC (incorporated by reference to Exhibit 3.29.2 to the Company’s Form S-4 filed on April 3, 2012).

3.19.1	Certificate of Formation of IME Resources, LLC (incorporated by reference to Exhibit 3.30.1 to the Company’s Form S-4 filed on April 3, 2012).

3.19.2	Amended and Restated Limited Liability Company Agreement of IME Resources, LLC (incorporated by reference to Exhibit 3.30.2 to the Company’s Form S-4 filed on April 3, 2012).

3.20.1	Certificate of Formation of CredentialMed, LLC (incorporated by reference to Exhibit 3.31.1 to the Company’s Form S-4 filed on April 3, 2012).

3.20.2	Amended and Restated Limited Liability Company Agreement of CredentialMed, LLC (incorporated by reference to Exhibit 3.31.2 to the Company’s Form S-4 filed on April 3, 2012).

3.21.1*	Amended and Restated Certificate of Formation of Nexworks, LLC.

3.21.2*	Amended and Restated Limited Liability Company Agreement of Nexworks, LLC.

3.22.1*	Certificate of Incorporation of Verity Administrators, Inc.

3.22.2*	Bylaws of Verity Administrators, Inc.

3.23.1*	Second Amended and Restated Certificate of Incorporation of ExamWorks Clinical Solutions Holdings, Inc.

3.23.2*	Second Amended and Restated Bylaws of ExamWorks Clinical Solutions Holdings, Inc.

3.24.1*	Certificate of Formation of ExamWorks Clinical Solutions, LLC.

3.24.2*	Amended and Restated Limited Liability Company Agreement of ExamWorks Clinical Solutions, LLC.

3.25.1*	Second Amended and Restated Articles of Organization of Gould & Lamb Trust Company, LLC.

3.25.2*	Amended and Restated Operating Agreement of Gould & Lamb Trust Company, LLC.

3.26.1*	Second Amended and Restated Articles of Organization of National Institute for Medicare and Medicaid Education, LLC.

3.26.2*	Amended and Restated Operating Agreement of National Institute for Medicare and Medicaid Education, LLC.

3.27.1*	Amended and Restated Certificate of Formation of Reliable RS, LLC.

3.27.2*	Amended and Restated Limited Liability Company Agreement of Reliable RS, LLC.

3.28.1*	Certificate of Formation of LM Exams, LLC.

3.28.2*	Amended and Restated Limited Liability Company Agreement of LM Exams, LLC.

4.1*	Form of Base Indenture among ExamWorks Group, Inc., the guarantors listed therein and U.S. Bank National Association, as Trustee.

4.2*	Form of Debt Securities and guarantees to be issued under the indenture (included in Exhibit 4.1).

5.1*	Opinion of Paul Hastings LLP.

5.2*	Opinion of Butzel Long.

5.3*	Opinion of Harper Meyer Perez Hagen O’Connor Albert & Dribin LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).

23.3	Consent of Butzel Long (included in Exhibit 5.2).

23.4	Consent of Harper Meyer Perez Hagen O’Connor Albert & Dribin LLP (included in Exhibit 5.3).

24.1	Powers of Attorney (included on the signature page of this registration statement).

25.1*	Statement of Eligibility and Qualification on Form T-1 under the indenture pursuant to the Trust Indenture Act of 1939.

*	Filed herewith.

†

Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementary copies of any omitted schedules to the Securities and Exchange Commission upon request.